    As filed with the Securities and Exchange Commission on August 9, 2000
                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             FIRST COMMUNITY BANCORP
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                                33-0885320
     (State or other jurisdiction                    (I.R.S. employer
   of incorporation or organization)              identification number)

                6110 EL TORDO, RANCHO SANTA FE, CALIFORNIA 92067
               (Address of Principal Executive Offices) (Zip Code)

                  FIRST COMMUNITY BANCORP STOCK INCENTIVE PLAN
                            (Full title of the Plan)

             ARNOLD C. HAHN                              COPY TO:
        Executive Vice President                  Richard E. Knecht, Esq.
       and Chief Financial Officer                    Knecht & Hansen
         First Community Bancorp                1301 Dove Street, Suite 900
              6110 El Tordo                       Newport Beach, CA 92660
        Rancho Santa Fe, CA 92067                     (949) 851-8070
             (858) 756-3023

             (Name, address including zip code and telephone number, including area code, of registrants' agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
             Title of                     Amount to be                Proposed Maximum
    Securities to be Registered            Registered            Offering Price Per Share(1)
--------------------------------------------------------------------------------------------
Common Stock, no par value               780,000 shares                    $15.00
--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the registration fee is based on the closing market price of shares of common stock, no par value, of First Community Bancorp on August 1, 2000, as reported by NASDAQ National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant and Plan Annual Information.*

* INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the First Community Bancorp Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant's principal executive officers and available without charge, upon written or oral request to Arnold C. Hahn, Executive Vice President and Chief Financial Officer, First Community Bancorp, 6110 El Tordo, Rancho Santa Fe, California 92067. Telephone requests may be directed to Arnold C. Hahn at (858) 756-3023.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

         (a) the Company's prospectus included as part of the Company's registration statement under the Securities Act of 1933, as amended, on Form S-4 (no. 333-93827) in the form in which it was filed on December 30, 1999, and all amendments thereto, including but not limited to the description of the Company's common stock contained therein;

         (b) the Company's registration statement under the Securities Exchange Act of 1934, as amended, on Form 8-A (no. 000-30747) in the form in which it was filed on June 2, 2000, and all amendments thereto;

         (c) the Company's definitive Proxy Statement/Prospectus dated May 5, 2000, with respect to its Special Meeting of Stockholders held on May 31, 2000; and

         (d)      the Company's Current Report on Form 8-K filed June 9, 2000.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         As of August 1, 2000, the authorized capital stock of the Company consists of 15,000,000 shares of common stock, no par value, of which 3,878,256 shares are issued and outstanding and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. Holders of shares of common stock of the Company are entitled to one vote for each share of record on all matters voted upon by shareholders of the Company, except that in connection with the election of directors, the shares may be voted cumulatively if notice of the intention to do so is given by a shareholder to the Company. Shares of common stock of the Company are not subject to redemption, conversion or sinking fund provisions. In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock of the Company. Holders of common stock have no preemptive, subscription, redemption or conversion rights with respect to such shares. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of the Company that may be issued after the date hereof. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California General Corporation Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article FIFTH, subparagraph (a) of First Community Bancorp's articles of incorporation provides for elimination of liability for monetary damages of its directors, and Article FIFTH, subparagraph (b) of First Community Bancorp's articles of incorporation and Article VII of First Community Bancorp's bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of First Community Bancorp pursuant to the foregoing provisions, or otherwise, First Community Bancorp has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5.1 Opinion of Knecht & Hansen as to the legality of the securities being registered.

         10.4     First Community Bancorp Stock Incentive Plan.

         23.1     Consent of KPMG LLP.

         23.2     Consent of KPMG LLP.

         23.3     Consent of Knecht & Hansen (included in Exhibit 5.1).

         24 Powers of Attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

a.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Santa Fe, State of California, on August 4, 2000.

                                     FIRST COMMUNITY BANCORP

                                     By:    /s/ Arnold C. Hahn
                                            ----------------------------------
                                            Arnold C. Hahn
                                            Executive Vice President and Chief
                                            Financial Officer

                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints each of Arnold C. Hahn and James A. Boyce, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                    TITLE                                DATE
           ---------                    -----                                ----
/s/  James A. Boyce           Director, President and Chief Executive        August 4, 2000
-------------------------     Officer (Principal Executive Officer)
James A. Boyce

/s/ Arnold C. Hahn            Executive Vice President and Chief             August 4, 2000
-------------------------     Financial Officer (Principal Accounting
Arnold C. Hahn                Officer)

/s/ John M. Eggemeyer III     Director and Chairman of the Board             August 4, 2000
-------------------------
John M. Eggemeyer III

/s/ Robert E. Herrmann        Director and Secretary                         August 4, 2000
-------------------------
Robert E. Herrmann

/s/ William T. Powers         Director                                       August 4, 2000
-------------------------
William T. Powers

/s/ Paul I. Stevens           Director                                       August 4, 2000
-------------------------
Paul I. Stevens

/s/ Robert A. Stine           Director                                       August 4, 2000
-------------------------
Robert A. Stine

/s/ Dale E. Walter            Director                                       August 4, 2000
-------------------------
Dale E. Walter

/s/ David S. Williams         Director                                       August 4, 2000
-------------------------
David S. Williams

/s/ Robert A. Schoellhorn     Director                                       August 4, 2000
-------------------------
Robert A. Schoellhorn

                                  EXHIBIT INDEX

5.1 Opinion of Knecht & Hansen as to the legality of the securities being registered.

10.4     First Community Bancorp Stock Incentive Plan.

23.1     Consent of KPMG LLP.

23.2     Consent of KPMG LLP.

23.3     Consent of Knecht & Hansen (included in Exhibit 5.1).

24       Powers of Attorney (included on signature page of this Registration
         Statement).